                                                Filed Pursuant to Rule 424(b)(3)
                                                 Registration Number: 333-108272

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 8, 2003

                                  (UPS(R)LOGO)

                          UNITED PARCEL SERVICE, INC.
                                  $500,000,000

                                   UPS NOTES

             WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE
                             ---------------------
    We plan to offer and sell notes with various terms, which may include the following:

    - maturity of 9 months or more from the date of issue,

    - interest at a fixed rate,

    - interest payment dates at monthly, quarterly, semi-annual or annual intervals,

    - book-entry form (through The Depository Trust Company),

    - redemption and/or repayment provisions, if applicable, whether mandatory, at our option or the option of the holder, and

    - minimum denominations of $1,000 or integral multiples of $1,000.

    We will specify the final terms of each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

    You must pay for the notes by delivering the purchase price to an agent, unless you make other payment arrangements.

    INVESTING IN THE NOTES INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" ON PAGE S-5.
                             ---------------------
    We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable best efforts on our behalf. If we sell all of the notes, we expect to receive aggregate proceeds of between $475,000,000 and $497,000,000, after paying the agents' discounts and commissions of between $3,000,000 and $25,000,000. The agents' discounts and commissions may exceed these amounts with respect to sales of notes with stated maturities in excess of 30 years. Under certain circumstances, we may also sell notes directly on our own behalf without the assistance of the agents.
                             ---------------------
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

ABN AMRO FINANCIAL SERVICES, INC.
          CHARLES SCHWAB & CO., INC.
                     CITIGROUP
                                MERRILL LYNCH & CO.
                                         MORGAN STANLEY
                                                 UBS FINANCIAL SERVICES INC.
                                                        WACHOVIA SECURITIES LLC
                             ---------------------
                               SEPTEMBER 12, 2003

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Summary of Prospectus Supplement............................   S-3
About This Prospectus Supplement And Pricing Supplements....   S-5
Risk Factors................................................   S-5
Ratio of Earnings to Fixed Charges..........................   S-6
Description of Notes........................................   S-6
  General...................................................   S-6
  Payment of Principal and Interest.........................   S-7
  Redemption and Repurchase.................................   S-9
  Repayment at Option of Holder.............................   S-9
  Repayment Upon Death......................................   S-9
  Book-Entry System.........................................  S-12
Certain United States Federal Income Tax Consequences.......  S-15
  United States Holders.....................................  S-15
  Non-U.S. Holders..........................................  S-21
  Information Reporting and Backup Withholding..............  S-22
Supplemental Plan of Distribution...........................  S-23
Validity of Notes...........................................  S-25
Annex A: Repayment Election Form............................   A-1

                           PROSPECTUS
About this Prospectus.......................................    1
Where You Can Find More Information.........................    1
Forward-Looking Statements..................................    3
The Company.................................................    4
Ratio of Earnings to Fixed Charges..........................    4
Use of Proceeds.............................................    5
Description of Debt Securities..............................    5
Plan of Distribution........................................   16
Legal Matters...............................................   18
Experts.....................................................   18

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     You should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. Unless the context requires otherwise, references in the prospectus supplement to "UPS," "we," "us" and "our" refer to United Parcel Service, Inc. and its subsidiaries.

Issuer........................  United Parcel Service, Inc.

Purchasing Agent..............  ABN AMRO Financial Services, Inc.

Title.........................  UPS Notes, which we refer to as the notes.

Amount........................  Up to $500,000,000 aggregate principal amount.

Denomination..................  We will issue and sell notes in denominations of
                                $1,000 and any integral multiple of $1,000.

Ranking.......................  The notes will be senior notes, ranking equally with all of our other unsecured, unsubordinated debt. The notes will not be secured by any collateral.

Maturities....................  The notes will mature nine months or more from the date of issue, as specified in the
                                applicable pricing supplement.

Interest......................  - Each note will bear interest from the issue date at a fixed rate, which will be zero in the case of a zero-coupon note.

                                - We will pay interest on each note, other than
                                  a zero-coupon note, on either monthly,
                                  quarterly, semi-annual or annual interest payment dates and at maturity.

                                - Unless otherwise specified in the applicable
                                  pricing supplement, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Principal.....................  The principal amount of the notes will be payable on the maturity date of such notes at the corporate trust office of the trustee.

Redemption and Repayment......  Unless otherwise provided in the applicable pricing supplement:

                                - the notes may not be redeemed by us or repaid
                                  at the option of the holder prior to maturity; and

                                - the notes will not be subject to any sinking
                                  fund.

                                The pricing supplement relating to any note will indicate whether the holder of such note will have the right to require us to repay a note prior to maturity upon the death of the owner of such note.

Form of Notes.................  The notes will be represented by global securities deposited with or on behalf of the depositary, The Depository Trust Company, and registered in the name of the depositary's nominee. Global notes will be exchangeable for definitive notes only in limited circumstances. See "Description of Notes -- Book-Entry System."

Trustee.......................  Citibank, N.A., Citibank Agency and Trust, 111
                                Wall Street, 14th Floor, New York, New York
                                10005, under an indenture dated as of August 26, 2003, which we refer to as the indenture.

Agents........................  ABN AMRO Financial Services, Inc., Charles
                                Schwab & Co., Inc., Citigroup Global Markets
                                Inc., Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated, Morgan Stanley & Co. Incorporated, UBS Financial Services Inc. and Wachovia Securities LLC, as agents of UPS in connection with the offering of the notes.

Selling Group Members.........  Broker-dealers and other securities firms that have executed dealer agreements with the purchasing agent and have agreed to market and sell the notes in accordance with the terms of these agreements and all other applicable laws and regulations. You may call 1-877-373-0322 for a list of selling group members.

                             ABOUT THIS PROSPECTUS
                             SUPPLEMENT AND PRICING
                                  SUPPLEMENTS

     This prospectus supplement sets forth certain terms of the notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from the information in the prospectus.

     Each time we offer notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement or the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the accompanying prospectus.

     It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find More Information" in the accompanying prospectus.

                                  RISK FACTORS

     Your investment in the notes will involve a number of risks. You should consider carefully the following risks before you decide that an investment in the notes is suitable for you. You should consult your own financial and legal advisors regarding the risks and suitability of an investment in the notes.

Redemption -- If your notes are redeemable, we may choose to redeem them when prevailing interest rates are relatively low.

     If your notes are redeemable, we may choose to redeem your notes from time to time. In the event that prevailing interest rates are relatively low when we elect to redeem notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

Uncertain Trading Market -- We cannot assure you that a trading market for your notes will ever develop or be maintained.

     We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include, among others:

     - the method of calculating the principal and interest for the notes;

     - the time remaining to the maturity of the notes;

     - the outstanding amount of the notes;

     - the redemption features of the notes; and

     - the level, direction and volatility of interest rates generally.

     There may be a limited number of buyers when you decide to sell your notes, which may affect the price you receive for your notes or your ability to sell your notes at all.

                           RATIO OF EARNINGS TO FIXED
                                    CHARGES

     The following table sets forth the ratio of earnings to fixed charges for our company, including our subsidiaries, on a consolidated basis.

                                                              SIX MONTHS
                                                                 ENDED
                               YEAR ENDED DECEMBER 31,         JUNE 30,
                           --------------------------------   ----------
                           1998   1999   2000   2001   2002   2002   2003
                           ----   ----   ----   ----   ----   ----   ----
Ratio of earnings
 to fixed charges........  8.9    6.7    15.3   11.2   16.1   12.2   14.3

     For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt expense and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense considered to represent interest.

                              DESCRIPTION OF NOTES

     The notes we are offering by this prospectus supplement constitute a series of debt securities for purposes of the indenture. The notes will rank equally in all respects with all debt securities issued under the indenture. For a description of the indenture and the rights of the holders of debt securities under the indenture, including the notes, see "Description of Debt Securities" in the accompanying prospectus.

     The following description of the terms and conditions of the notes supplements, and to the extent inconsistent with replaces, the description of the general terms of the debt securities described in the accompanying prospectus. The terms and conditions described in this section will apply to each note unless the applicable pricing supplement states otherwise.

GENERAL

     The notes will be senior notes, ranking equally with all of our other unsecured, unsubordinated debt. We will issue the notes only in the form of one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary, except as specified in "Book-Entry System." For more information on certificated and global securities, see "-- Book-Entry System."

     We may offer from time to time up to $500,000,000 aggregate principal amount of notes on terms determined at the time of sale. The notes will mature nine months or more from the date of issue, as determined by the initial purchaser and agreed to by us.

     The notes may be issued as original issue discount notes. An original issue discount note is a note, including any zero-coupon note, that is issued at more than a de minimis discount from the principal amount payable at maturity. Upon redemption, repayment or acceleration of the maturity of an original issue discount note, normally an amount less than its principal amount will be payable. For additional information regarding payments upon acceleration of the maturity of an original issue discount note and regarding the United States federal income tax consequences of original issue discount notes, see
"-- Payment of Principal and Interest" and "Certain United States Federal Income Tax Consequences -- United States Holders -- Original Issue Discount." Original issue discount notes will be treated as original issue discount securities for purposes of the indenture.

     The notes may be registered for transfer or exchange at the principal office of the Corporate Trust Department of Citibank, N.A., the trustee under the indenture, in The City of New York. The transfer or exchange of global securities will be effected as specified in "-- Book-Entry System."

     The indenture does not limit our ability to incur debt. In addition, the indenture does not contain any provision that would protect holders of the notes in the event of a highly leveraged or other transaction that may adversely affect our creditworthiness.

     As used in this prospectus supplement, business day means, with respect to any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

PAYMENT OF PRINCIPAL AND INTEREST

     Payments of principal and interest, if any, at maturity will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in immediately available funds in accordance with its normal procedures. Payments of interest, other than interest payable at maturity, with respect to global securities will be paid in immediately available funds to the depositary or its nominee. See "-- Book-Entry System." Payments of interest, if any, with respect to any certificated note, other than amounts payable at maturity, will be paid by check mailed to the address of the person entitled to the payments as it appears in the security register.

     Unless the applicable pricing supplement states otherwise, if we:

     - redeem any original issue discount note as described under "Redemption and Repurchase,"

     - repay any original issue discount note at the option of the holder as described under "Repayment at Option of Holder" and "Repayment Upon Death," or

     - if the principal of any original issue discount note is declared to be due and payable immediately as described in the accompanying prospectus under "Description of Debt Securities -- Events of Default,"

the amount of principal due and payable with respect to the original issue discount note shall be limited to the sum of:

     - the aggregate principal amount of such note multiplied by the issue price, expressed as a percentage of the aggregate principal amount, plus

     - the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable.

     This accrual will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of redemption, repayment or declaration, as applicable.

     Each note, other than a zero-coupon note, will bear interest from and including the date of issue, or in the case of notes issued upon registration of transfer or exchange from and including the most recent interest payment date to which interest on such note has been paid or duly provided for. Interest will be payable at the fixed rate per year stated in such note and in the applicable pricing supplement until the principal of such note is paid or made available for payment. Interest will be payable on each interest payment date and at maturity. Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding each interest payment date; provided, however, that interest payable at maturity or upon redemption, repayment or declaration will be payable to the person to whom principal is payable. The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner of such note on such next succeeding regular record date. If the interest payment date or the maturity for any note falls on a day that is not a business day, the payment of principal and interest may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from such interest payment date or maturity, as the case may be. Unless the applicable pricing supplement states otherwise, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The interest payment dates for a note, other than a zero-coupon note, will be as follows:

INTEREST PAYMENTS          INTEREST PAYMENT DATES
----------------------  ----------------------------
Monthly...............  Fifteenth day of each
                        calendar month, commencing
                        in the first succeeding
                        calendar month following the
                        month in which the note is
                        issued.
Quarterly.............  Fifteenth day of every third
                        month, commencing in the
                        third succeeding calendar
                        month following the month in
                        which the note is issued.
Semi-annual...........  Fifteenth day of every sixth
                        month, commencing in the
                        sixth succeeding calendar
                        month following the month in
                        which the note is issued.
Annual................  Fifteenth day of every
                        twelfth month, commencing in
                        the twelfth succeeding
                        calendar month following the
                        month in which the note is
                        issued.

     The regular record date with respect to any interest payment date will be the date 15 calendar days prior to such interest payment date, whether or not such date is a business day.

     The interest rates on the notes may differ depending upon, among other things, prevailing market conditions at the time of issuance as well as the aggregate principal amount of notes issued in any single transaction. Although we may change the interest rates and other variable terms of the notes from time to time, no change will affect any note already issued or as to which we have accepted an offer to purchase.

REDEMPTION AND REPURCHASE

     Unless the applicable pricing supplement states otherwise, we may not redeem the notes prior to maturity. The notes will not be subject to any sinking fund. If, however, the applicable pricing supplement provides that we may redeem the notes prior to maturity, it will also specify the redemption dates and prices. If applicable, notes may be redeemed in whole or in part from time to time only upon not less than 30 nor more than 60 days' notice.

     We may at any time purchase notes at any price in the open market or otherwise. Notes we purchase in this manner may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

REPAYMENT AT OPTION OF HOLDER

     Unless the applicable pricing supplement states otherwise, notes will not be repayable at the option of the holder. If the applicable pricing supplement provides that the notes will be repayable at the option of the holder, it will also specify the repayment dates and prices.

     In order for a note to be repaid, the trustee must receive, at the principal office of the Corporate Trust Department of the trustee in The City of New York, at least 30 but not more than 45 days' notice of the holder's exercise of its repayment option. Once this notice is delivered, the holder may not revoke its exercise of the repayment option. A holder may exercise the repayment option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination.

     The depositary or its nominee will be the holder of global securities and therefore will be the only entity that can exercise a right to repayment, if any. In order to ensure that the depositary or its nominee will timely exercise such right to repayment, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in such global security to notify the depositary of its desire to exercise the right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a global security in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

REPAYMENT UPON DEATH

     If the pricing supplement relating to a note so states, the holder of the note will have the right to require us to repay a note prior to its maturity date upon the death of the beneficial owner of the note as described below. We call this right the "survivor's option."

     Upon exercise of the survivor's option, we will, at our option, either repay or purchase any note properly delivered for repayment by or on behalf of the person that has authority to act on behalf of the deceased beneficial owner of the note at a price equal to the sum of:

     - 100% of the principal amount of such note (or, for zero-coupon notes, the amortized face amount for zero-coupon notes on the date of such repayment), and

     - accrued and unpaid interest, if any, to the date of such repayment, subject to the following limitations.

     The survivor's option may not be exercised until at least 12 months following the date of original issue of the applicable notes. In addition, we may limit the aggregate principal amount of notes as to which the survivor's option may be exercised as follows:

     - In any calendar year, we may limit the aggregate principal amount to the greater of 1% of the outstanding aggregate principal amount of the notes as of December 31 of the most recently completed year or $1,000,000. We call this limitation the "annual put limitation."

     - For any individual deceased beneficial owner of notes, we may limit the aggregate principal amount to $200,000 for any calendar year. We call this limitation the "individual put limitation."

     We will not make principal repayments pursuant to the exercise of the survivor's option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment of any note, the principal amount of the note remaining outstanding after repayment must be at least $1,000.

     Each note delivered pursuant to a valid exercise of the survivor's option will be accepted promptly in the order all such notes are delivered, unless the acceptance of that note would contravene the annual put limitation or the individual put limitation. If, as of the end of any calendar year, the aggregate principal amount of notes that have been accepted pursuant to exercise of the survivor's option during that year has not exceeded the annual put limitation for that year, any notes not accepted during that calendar year because of the individual put limitation will be accepted in the order all such notes were delivered, to the extent that any such acceptance would not trigger the annual put limitation for such calendar year.

     Any note accepted for repayment pursuant to exercise of the survivor's option will be repaid no later than the first January 15 or June 15 to occur at least 20 calendar days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. For example, if the acceptance date for notes delivered pursuant to the survivor's option was April 1, 2004, we would be obligated to repay those notes by June 15, 2004. Each note delivered for repayment that is not accepted in any calendar year due to the application of the annual put limitation will be deemed to be delivered in the following calendar year in the order in which all such notes were originally delivered, unless any such note is withdrawn by the representative for the deceased beneficial owner prior to its repayment. Other than as described in the immediately preceding sentence, notes delivered upon exercise of the survivor's option may not be withdrawn. In the event that a note delivered for repayment pursuant to valid exercise of the survivor's option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder that states the reason that the note has not been accepted for repayment. Following receipt of such notice from the trustee, the representative for the deceased beneficial owner may withdraw any such note and the exercise of the survivor's option.

     Subject to the foregoing, in order to validly exercise a survivor's option, the trustee must receive from the representative of the deceased beneficial owner:

     - a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States;

     - delivery of the note to be repaid;

     - appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of such beneficial owner has occurred and the deceased was the beneficial owner of the note at the time of death;

     - if applicable, a properly executed assignment or endorsement; and

     - if the beneficial interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from such nominee attesting to the deceased's ownership of a beneficial interest in the note.

     Subject to the annual put limitation and the individual put limitation, all questions as to the eligibility or validity of any exercise of the survivor's option will be determined by the trustee in its sole discretion. The trustee's determination will be final and binding on all parties.

     The death of a person owning a note in joint tenancy or tenancy by the entirety will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor's option. The death of a person owning a note by tenancy in common will be deemed the death of the beneficial owner of a note only with respect to the deceased holder's interest in the note so held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor's option. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be deemed the death of the beneficial owner for purposes of the survivor's option, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

     In the case of repayment pursuant to the exercise of the survivor's option, for notes represented by a global security, the depositary or its nominee will be the holder of such note and therefore will be the only entity that can exercise the survivor's option for such note. To obtain repayment pursuant to exercise of the survivor's option with respect to a note represented by a global security, the representative must provide to the broker or other entity through which the beneficial interest in the note is held by the deceased owner:

     - a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States;

     - appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death; and

     - instructions to the broker or other entity to notify the depositary of its desire to obtain repayment pursuant to exercise of the survivor's option.

     The broker or other entity will provide to the trustee:

     - a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States;

     - appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death; and

     - a certificate satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

     The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the survivor's option to the appropriate representative. See "-- Book-Entry System."

     We have attached as Annex A to this prospectus supplement the forms to be used by a representative to exercise the survivor's option on behalf of a deceased beneficial owner of a note. In addition, a representative may obtain these forms from Citibank, N.A., the trustee, at Citibank Agency and Trust Customer Services, 111 Wall Street, 15th Floor, New York, New York 10005, or call 1-800-422-2066, during normal business hours.

BOOK-ENTRY SYSTEM

     Upon issuance, all notes having the same original issuance date, interest rate and stated maturity and other terms, if any, will be represented by a single global security. Each global security will be deposited with or on behalf of the depositary, The Depository Trust Company, New York, New York, and registered in the name of the depositary's nominee. Except as described below, global securities may be transferred, in whole and not in part, only by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary. So long as the depositary or its nominee is the registered owner of any global security, the depositary or its nominee will be considered the sole owner or holder of the note for all purposes under the indenture.

     The depositary has advised the agents and us as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. "Direct participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to the depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we refer to as "indirect participants."

     Purchases of interests in the global securities under the depositary's system must be made by or through direct participants, which will receive a credit for such interests on the depositary's records. The ownership interest of each beneficial owner is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except as described below.

     To facilitate subsequent transfers, all global securities deposited by participants with the depositary are registered in the name of the depositary's partnership nominee, Cede & Co. The deposit of global securities with the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the interests in the global securities; the depositary's records reflect only the identity of the direct participants to whose accounts interests in the global securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. If less than all of the interests in a global security are being redeemed, the depositary's practice is to determine by lot the amount of the interest of each direct participant in such global security to be redeemed.

     Neither the depositary nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, the depositary mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts interests in the global securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Principal and interest payments on the global securities will be made to the depositary. The depositary will then credit direct participants' accounts on the payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depositary, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the depositary is the responsibility of us or the trustee. Disbursement of such payments to direct participants is the responsibility of the depositary. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     The notes represented by one or more global securities are exchangeable for certificated notes of like tenor as such notes if:

     - the depositary for the global securities notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934,

     - we in our discretion at any time determine not to have all of the notes of the series represented by one or more global security or notes and notify the trustee of this determination, or

     - an event of default, as described in the accompanying prospectus, has occurred and is continuing with respect to the notes of a series.

     Any note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated notes issuable in authorized denominations and registered in the names as the depositary holding such global securities directs. The authorized denominations of the notes will be $1,000 or any greater amount that is an integral multiple of $1,000. Subject to the foregoing, a global security is not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

     The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

                         CERTAIN UNITED STATES FEDERAL
                            INCOME TAX CONSEQUENCES

     Set forth below is the opinion of King & Spalding LLP, counsel to UPS, as to certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities who elect to use a mark-to-market method of accounting for their securities holdings, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

     BECAUSE THE EXACT PRICING AND OTHER TERMS OF THE NOTES WILL VARY, NO ASSURANCE CAN BE GIVEN THAT THE CONSIDERATIONS DESCRIBED BELOW WILL APPLY TO A PARTICULAR ISSUANCE OF THE NOTES.

     As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

     - a citizen or resident of the United States,

     - a corporation or partnership, including an entity treated as a corporation or partnership for United State federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

     - an estate whose income is subject to United States federal income tax regardless of its source, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Notwithstanding the last bullet above, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders.

     As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

UNITED STATES HOLDERS

Payments of Interest

     Payments of interest on a note, other than interest on an "Original Issue Discount note" that is not "qualified stated interest," each as defined below, generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are re-ceived, in accordance with the U.S. Holder's regular method of tax accounting.

Original Issue Discount

     The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount ("Original Issue Discount notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") under the original issue discount provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount. This amount is generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest, as defined below, prior to maturity, multiplied by the weighted average maturity of such note. The issue price of each note in an issue of notes equals the first price at which a substantial amount of such notes has been sold, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate or in certain cases, one or more floating rates that appropriately take into account the length of the interval between stated interest payments. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the note would be treated as having original issue discount, and the stated interest would not be treated as qualified stated interest.

     Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting. A U.S. Holder of an Original Issue Discount note having a maturity of more than one year from its date of issue must include original issue discount in income as ordinary interest income for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount note. The "daily portion" of original issue discount on any Original Issue Discount note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The OID Regulations contain certain rules that generally allow any reasonable method to be used in determining the amount of original issue discount allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of original issue discount allocable to the final accrual period equal the excess of the amount payable at the maturity of the Original Issue Discount note (other than any payment of qualified stated interest) over the Original Issue Discount note's adjusted issue price as of the beginning of such final accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

     - the product of the Original Issue Discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

     - the amount of any qualified stated interest payments allocable to such accrual period.

     The "adjusted issue price" of an Original Issue Discount note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     If (1) a portion of the initial purchase price of a note is attributable to interest that accrued prior to the note's issue date ("pre-issuance accrued interest"), (2) the first stated interest payment on the note is to be made within one year of the note's issue date and (3) such payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the note by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Acquisition Premium

     A U.S. Holder who purchases an Original Issue Discount note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount note for any taxable year or portion thereof in which the U.S. Holder holds the Original Issue Discount note, will be reduced, but not below zero, by the portion of the acquisition premium properly allocable to the period.

Optional Redemption

     In the case of certain notes, we may have a "call option" to redeem the notes prior to their stated maturity, or the holders of the notes may have a "put option" to receive repayment prior to maturity. Notes containing such features may be subject to rules that differ from the general rules discussed above. For purposes of accruing original issue discount, a call option exercisable by us or a put option exercisable by a holder will be presumed to be exercised if, by utilizing any date on which the note may be redeemed or repaid as its maturity date and the amount payable on that date in accordance with the terms of the note (the "redemption price") as its stated redemption price at maturity, the yield on the note is:

     - in the case of a call option exercisable by us, lower than its yield to maturity, or

     - in the case of a put option exercisable by a holder, greater than its yield to maturity.

     If such an option is not in fact exercised when presumed to be, the note will be treated, solely for purposes of accruing original issue discount, as if it were redeemed, and a new note issued, on the presumed exercise date for an amount equal to its adjusted issue price on that date. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

Election to Treat All Interest as Original Issue Discount

     U.S. Holders may generally, upon election, include in income all interest, including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium (discussed below) or acquisition premium, that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. This election applies only to the note for which it is made and cannot be revoked without the consent of the IRS. A U.S. Holder considering such an election should consult a tax advisor.

Information Reporting

     Because the notes will constitute "publicly offered debt instruments" as defined by the OID Regulations, we are required to report to the IRS on Form 8281, within 30 days after the issue date, certain information relating to original issue discount with respect to each such issue. We will report annually to the IRS and to each holder of record the amount of original issue discount includable in the gross income of a Holder of notes for each calendar year determined without regard to any acquisition premium paid by any holder, except certain exempt holders, including corporations.

Short-Term Notes

     Notes that have a fixed maturity of one year or less ("Short-Term notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is made, it will apply to all short-term obligations acquired by the U.S. Holder on or after the first day of the first taxable year in which the election is made, and such election may be revoked only with the consent of the IRS. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election, under the constant yield method based on daily compounding, through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method, based on daily compounding.

Market Discount

     If a U.S. Holder purchases a note, other than an Original Issue Discount note, at original issue for an amount that is less than its issue price or, in the case of a subsequent purchaser, its stated redemption price at maturity or, in the case of an Original Issue Discount note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment or, in the case of an Original Issue Discount note, any payment that does not constitute qualified stated interest on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

     - the amount of such payment or realized gain or

     - the market discount which has not previously been included in income and which is treated as having accrued on such note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects (as described below) to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues on either a ratable or constant yield basis, in which case the rules described above regarding the treatment as ordinary income of gain realized upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium

     If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. In the case of a note that may be optionally redeemed prior to maturity, however, the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the "redemption date") for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity if the result would increase the holder's yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the note on the applicable redemption date, the note will be treated (for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder's "adjusted acquisition price," which is an amount equal to the holder's basis in the debt instrument (as determined under Treasury regulations governing amortizable bond premium), less the sum of:

     - any amortizable bond premium allocable to prior accrual periods and

     - any payments previously made on the note other than payments of qualified stated interest.

     The note deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which it is redeemable.

     A U.S. Holder must make an election to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. In general, a holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods.

Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Disposition of a Note

     Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement, other than amounts representing accrued and unpaid interest, and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in the note increased by any original issue discount included in income and accrued market discount, if any, if the U.S. Holder has included such market discount in income and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note is held for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Integration of Notes with Hedges

     The OID Regulations generally provide that, if a Holder of a note hedges the note with a financial instrument and the combined cash flows under the note and the financial instrument are substantially equivalent to the cash flows on a fixed or variable rate debt instrument, the note and the financial instrument may be taxed as an integrated transaction by treating the positions as a synthetic debt instrument. Such treatment applies if the taxpayer identifies the positions as part of an integrated transaction on its books and records and certain other requirements are satisfied. In addition, the IRS can require the positions to be taxed as an integrated transaction under certain circumstances. U.S. Holders should consult their tax advisors regarding the possible application of these rules to the notes.

NON-U.S. HOLDERS

     A non-U.S. Holder generally will not be subject to United States federal income taxes on payments of principal, premium, if any, or interest, including original issue discount, if any, on a note, unless such non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote, is a controlled foreign corporation related to us through stock ownership or is a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Holder must provide a statement that:

     - is signed by the beneficial owner of the note under penalties of perjury,

     - certifies that such owner is not a U.S. Holder, and

     - provides the name and address of the beneficial owner.

     The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the beneficial owner must inform the withholding agent of any change in the infor-mation on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution.

     Notwithstanding the foregoing, a non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with a U.S. trade or business of the non-U.S. Holder, except to the extent that an applicable tax treaty provides otherwise. Under certain circumstances, effectively connected interest income of a corporate non-U.S. Holder may be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower treaty rate). Even though effectively connected interest income is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. Holder properly delivers IRS Form W-8ECI to the payor.

     Generally, a non-U.S. Holder will not be subject to United States federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder and (ii) the non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of such retirement or disposition, and certain other conditions are met. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The notes will not be includable in the estate of a non-U.S. Holder unless at the time of death such individual actually or constructively owned 10% or more of the total combined voting power of all classes of our stock entitled to vote, or payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting and backup withholding of United States federal income tax may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information, such as the registered owner's taxpayer identification number, in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a note to or through a broker, the broker must backup withhold on the entire purchase price, unless either:

     - the broker determines that the seller is a corporation or other exempt recipient or

     - the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder and certain other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either:

     - the broker determines that the seller is an exempt recipient or

     - the seller certifies its non-U.S. status and certain other conditions are met.

     Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                              SUPPLEMENTAL PLAN OF
                                  DISTRIBUTION

     Under the terms of the Selling Agent Agreement, dated as of September 12, 2003, the notes are offered from time to time by us through ABN AMRO Financial Services, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Financial Services Inc. and Wachovia Securities LLC, as agents under the Selling Agent Agreement. The agents have agreed to use their reasonable best efforts to solicit purchases of the notes. We may appoint additional agents to solicit offers to purchase notes on terms substantially identical to those contained in the Selling Agent Agreement. In addition, under certain circumstances we may sell notes directly on our own behalf to investors without the assistance of agents. The agents will not be entitled to any discounts or commissions for sales we make directly to investors without their assistance.

     We will pay the agents, through ABN AMRO Financial Services, Inc., the purchasing agent, a commission to be divided among the agents as they shall agree for notes sold through the agents on an agency basis. The commission will range from .60% to 5.00% of the principal amount for each note sold, depending upon the maturity. Commissions with respect to notes with maturities in excess of 30 years will be negotiated between us and the purchasing agent at the time of sale. We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of notes in whole or in part received by it on an agency basis. We reserve the right to withdraw, cancel or modify the offer without notice.

     Following the solicitation of orders, the agents, severally and not jointly, may purchase notes from us through the purchasing agent as principal for their own accounts. Unless otherwise set forth in the applicable pricing supplement, any note sold to an agent as principal will be purchased by the purchasing agent from us at a discount to the principal amount not to exceed the concession applicable to an agency sale of a note of identical maturity. Unless otherwise set forth in the applicable pricing supplement, such notes will be resold to one or more investors and other purchasers at a fixed public offering price.

     In addition, the purchasing agent may, and with our consent the other agents may, offer the notes they have purchased as principal to other dealers that are part of the selling group. The purchasing agent may sell notes to other dealers at a discount not in excess of the discount it receives when purchasing such notes from us. And, if with our consent the other agents sell notes to dealers, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not, during the distribution of the notes, exceed the discount received by such agent from the purchasing agent. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

     Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933.

     No note will have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange, but we have been advised by the agents that the agents intend to make a market in the notes as permitted by applicable laws and regulations. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds. See "Description of Notes -- Book-Entry System" in this prospectus supplement.

     In connection with an offering of the notes, the rules of the SEC permit the purchasing agent to engage in certain transactions that stabilize the price of the notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the purchasing agent creates a short position in the notes in connection with an offering of the notes (i.e., if it sells a larger principal amount of the notes than is set forth on the cover page of the applicable pricing supplement), the purchasing agent may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The purchasing agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, the purchasing agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

     Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with the purchasing agent. In the dealer agreements, the selling group members have agreed to market and sell notes in accordance with the terms of those agreements and all applicable laws and regulations. You may call 1-877-373-0322 for a list of selling group members.

     The agents and their affiliates may engage in various general financing and banking transactions with us and our affiliates in the ordinary course of business.

                               VALIDITY OF NOTES

     The validity of the notes will be passed upon for us by King & Spalding LLP, New York, New York, and for the agents by Gibson, Dunn & Crutcher LLP, New York, New York.

                                    ANNEX A
                            REPAYMENT ELECTION FORM

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES

                           CUSIP NUMBER ____________

To: United Parcel Service, Inc.

     The undersigned financial institution (the "FINANCIAL INSTITUTION") represents the following:

     - The Financial Institution has received a request for repayment from the executor or other authorized representative (the "AUTHORIZED REPRESENTATIVE") of the deceased beneficial owner listed below (the "DECEASED BENEFICIAL OWNER") of ____________ UPS Notes (CUSIP No. ____________ ________) (the "NOTES").

     - At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "DEPOSITARY").

     The Financial Institution agrees to the following terms:

     - The Financial Institution shall follow the instructions (the "INSTRUCTIONS") accompanying this Repayment Election Form (the "FORM").

     - The Financial Institution shall make all records specified in the Instructions supporting the above representations available to United Parcel Service, Inc. ("UPS") for inspection and review within five Business Days of UPS's request.

     - If the Financial Institution or UPS, in either's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and UPS may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify UPS immediately.

     - Other than as described in the Prospectus Supplement in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the "annual put limitation," repayment elections may not be withdrawn.

     - The Financial Institution agrees to indemnify and hold harmless UPS against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

                            REPAYMENT ELECTION FORM

(1)
--------------------------------------------------------------------------------
                          Name of Deceased Beneficial Owner

(2)
--------------------------------------------------------------------------------
                                    Date of Death

(3)
--------------------------------------------------------------------------------
               Name of Authorized Representative Requesting Repayment

(4)
--------------------------------------------------------------------------------
                 Name of Financial Institution Requesting Repayment

(5)
--------------------------------------------------------------------------------
      Signature of Representative of Financial Institution Requesting Repayment

(6)
--------------------------------------------------------------------------------
                       Principal Amount of Requested Repayment

(7)
--------------------------------------------------------------------------------
                                  Date of Election

(8)
--------------------------------------------------------------------------------
                            Date Requested for Repayment


(9)  Financial Institution Representative:       (10)  Wire instructions for payment:
   Name:                                             Bank Name:
   Phone Number:                                     ABA Number:
   Fax Number:                                       Account Name:
   Mailing Address (no P.O. Boxes):                  Account Number:
                                                     Reference (optional):

    TO BE COMPLETED BY UPS:

    (A)  Election Number*:
    (B)  Delivery and Payment Date:
    (C)  Principal Amount:
    (D)  Accrued Interest:
    (E)  Date of Receipt of Form by UPS:
    (F)  Date of Acknowledgment by UPS:

---------------------

* To be assigned by UPS upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

              INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM
                        AND EXERCISING REPAYMENT OPTION

     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

     1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment, and (4) any necessary tax waivers. For purposes of determining whether UPS will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

        - Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

        - Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

        - The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

     2.  Indicate the name of the Deceased Beneficial Owner on line (1).

     3.  Indicate the date of death of the Deceased Beneficial Owner on line
         (2).

     4. Indicate the name of the Authorized Representative requesting repayment on line (3).

     5. Indicate the name of the Financial Institution requesting repayment on line (4).

     6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

     7.  Indicate the principal amount of Notes to be repaid on line (6).

     8.  Indicate the date this Form was completed on line (7).

     9. Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first January 15 or June 15 to occur at least 20 calendar days after the date of UPS's acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of requested payment may be no earlier than the next succeeding business day. For example, if the acceptance date for Notes tendered were April 1, 2004, the earliest repayment date you could elect would be June 15, 2004.

     10. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

     11. Indicate the wire instruction for payment on line (10).

     12. Leave lines (A), (B), (C), (D), (E) and (F) blank.

     13. Mail or otherwise deliver an original copy of the completed Form to:

                           Citibank, N.A.
                           Citibank Agency and Trust Customer Services
                           111 Wall Street, 15th Floor
                           New York, New York 10005

             FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM
                             WILL NOT BE ACCEPTED.

     14. If the acknowledgement of UPS's receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact UPS Investor Relations at (404) 828-6059.

     For assistance with the Form or any questions relating thereto, please contact UPS Investor Relations at (404) 828-6059.

PROSPECTUS

                                   (UPS LOGO)

                          UNITED PARCEL SERVICE, INC.

                                 $2,000,000,000

                                DEBT SECURITIES

                             ---------------------

     We may offer from time to time up to $2,000,000,000 of debt securities, which will be our senior unsecured debt obligations. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

               The date of this prospectus is September 8, 2003.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
About This Prospectus.......................................     1
Where You Can Find More Information.........................     1
Forward-Looking Statements..................................     3
The Company.................................................     4
Ratio of Earnings to Fixed Charges..........................     4
Use of Proceeds.............................................     5
Description of Debt Securities..............................     5
Plan of Distribution........................................    16
Legal Matters...............................................    18
Experts.....................................................    18

                             ABOUT THIS PROSPECTUS

     This prospectus is a part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell debt securities in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the debt securities we may sell. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.

     Unless the context requires otherwise, references to "UPS," "we," "us," and "our" mean United Parcel Service, Inc. and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings from the New York Stock Exchange, you should call
(212) 656-5060.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities offered by this prospectus:

     - Annual Report on Form 10-K for the year ended December 31, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

     - Current Report on Form 8-K filed on February 21, 2003;

     - Current Report on Form 8-K filed on April 24, 2003; and

     - Current Report on Form 8-K filed on July 29, 2003.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

        United Parcel Service, Inc.
        55 Glenlake Parkway, N.E.
        Atlanta, Georgia 30328
        Attention: Corporate Secretary
        Telephone: (404) 828-6000

     We have also filed a registration statement with the SEC relating to the debt securities. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt securities. The registration statement may contain additional information that may be important to you.

     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement. We are only offering these debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this prospectus. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "would," "could," "should," "believe," "expect," "anticipate," "plan," "estimate" or similar expressions. These statements include, among others, statements regarding our anticipated operating results, our business strategy, expected capital expenditures, working capital needs and sources of liquidity.

     Forward-looking statements are not guarantees of performance. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. Important assumptions include the expected timing and cost of planned capital expenditures, the cost of complying with applicable regulatory requirements, expected outcomes of pending litigation, expected fuel and labor costs, pricing levels and expected demand for our services. One or more of our assumptions could prove inaccurate. Forward looking statements are also subject to a number of risks that could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

     - Changes in general economic and other conditions in the markets in which we operate around the world could have an adverse impact on our business and results of operations. Our results of operations in international markets also are affected by currency exchange and inflation risks.

     - Strikes, work stoppages and slowdowns by our employees could adversely affect our ability to conduct our business. Such actions may affect our ability to meet our customers' needs, and customers may do more business with our competitors if they believe that such actions may adversely affect our ability to provide service. We may lose customers if we are unable to provide uninterrupted service. The terms of future collective bargaining agreements also may affect our competitive position and results of operations.

     - We must comply with complex and stringent aviation, transportation, environmental, labor, employment and other governmental laws and regulations. In addition, we must respond to new laws and regulations resulting from, among other things, increased security concerns following the events of September 11, 2001 or future terrorist events or other geopolitical conditions. Our failure to comply with applicable laws or regulations could result in substantial fines or possible revocation of our authority to conduct our operations in affected markets.

     - We face competition on a local, regional, national and international basis. Our competitors include the postal services of the U.S. and other nations, various motor carriers, express companies, freight forwarders, air couriers and others. Our industry is undergoing rapid consolidation, and the combining entities are competing aggressively for business at low rates.

     - We require significant quantities of gasoline, diesel fuel and jet fuel and are exposed to the commodity price risk associated with variations in the market price for petroleum products. A disruption in the supply, or an increase in the price, of gasoline, diesel fuel and/or jet fuel for our aircraft and delivery vehicles as a result of a war or any other factor could have an adverse effect on our results of operations.

     - Cyclical and seasonal fluctuations in the demand for our services could adversely affect our results of operations during such periods.

     We believe these forward-looking statements are reasonable; however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  THE COMPANY

     We are the world's largest package delivery company and a global leader in supply chain services. We were founded in 1907 as a private messenger and delivery service in the Seattle, Washington area. Over the past 96 years, we have expanded from a small regional parcel delivery service into a global company. We deliver packages each business day for approximately 1.8 million shipping customers to six million consignees. In 2002, we delivered an average of more than 13 million pieces per day worldwide. Total revenue in 2002 was over $31 billion. We offer an extensive range of options for synchronizing the movement of goods, information and funds.

     Our primary business is the time-definite delivery of packages and documents throughout the United States and in over 200 other countries and territories. We have established a global transportation infrastructure and developed a comprehensive portfolio of guaranteed delivery services, and we support these services with advanced technology. We provide integrated supply chain solutions for major companies worldwide. We are the industry leader in the delivery of goods purchased over the Internet.

     The address and telephone number of our principal executive offices are 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6000.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                        SIX MONTHS
                                                YEAR ENDED                 ENDED
                                               DECEMBER 31,              JUNE 30,
                                     --------------------------------   -----------
                                     1998   1999   2000   2001   2002   2002   2003
                                     ----   ----   ----   ----   ----   ----   ----
Ratio of earnings to fixed
  charges..........................  8.9    6.7    15.3   11.2   16.1   12.2   14.3

     For purposes of calculating the ratio of earnings to fixed charges, earnings include income before income taxes and fixed charges less capitalized interest. Fixed charges include interest, whether capitalized or expensed, amortization of debt expense and any discount or premium relating to any indebtedness, whether capitalized or expensed, and the portion of rent expense considered to represent interest.

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the debt securities offered under this prospectus and the applicable prospectus supplement for general corporate purposes, which may include, among others, the following:

     - repaying debt,

     - making capital investments,

     - funding working capital requirements, and

     - funding possible acquisitions and investments in joint ventures.

     Pending any of these uses, we may temporarily invest the net proceeds in investment grade securities.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under an indenture between us and Citibank, N.A., which acts as trustee. The indenture and the debt securities are governed by New York law.

     We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture. You can obtain copies of the indenture by following the directions described under the caption "Where You Can Find More Information."

GENERAL

     The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture also generally does not limit our ability to incur additional debt and does not contain financial or similar restrictive covenants. The debt securities will be unsecured and will rank equally with all of our other senior debt and senior to our subordinated debt, if any.

     Unless we inform you otherwise in a prospectus supplement, the indenture will not contain any debt covenants or other provisions that would protect holders of the debt securities in the event we participate in a highly leveraged or other transaction that may adversely affect our creditworthiness.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the person or entity to whom any interest on the debt securities will be payable;

     - the date or dates on which the principal, premium, if any, or other form or type of consideration to be paid upon maturity on the debt securities will be payable;

     - the rate or rates at which the debt securities will bear interest, if any, or any method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any interest payable on any interest payment date;

     - the place or places where the principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on the debt securities will be payable;

     - any redemption dates, prices, rights, obligations and restrictions on the debt securities;

     - any mandatory or optional sinking fund, purchase fund or similar provisions;

     - the denominations in which the debt securities will be issuable if other than denominations of $1,000 and integral multiples of $1,000;

     - whether payments of principal of or any premium or interest will be determined by an index, formula or other method and the manner in which these amounts will be determined;

     - the currency or currency unit in which principal and interest will be paid if other than U.S. dollars;

     - the portion of the principal amount of the debt securities payable upon the acceleration of the maturity of the debt securities if other than the principal amount;

     - if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount of the debt securities as of any such date for any purpose, including the principal amount of the debt securities that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date prior to the stated maturity;

     - whether the debt securities will be defeasible, in whole or any specified part, and whether some of our covenants will be defeasible and, if other than by a resolution of our Board of Directors or Executive Committee, the manner in which any election by us to defease the debt securities or covenants will be evidenced;

     - whether the debt securities will be issued in permanent global form and the circumstances under which the permanent global debt security may be exchanged;

     - whether, and the terms and conditions relating to when, we may satisfy some of our obligations with respect to the debt securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on the debt securities;

     - any addition to or change in the Events of Default and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount due and payable;

     - any addition to or change in the covenants that apply to the debt securities;

     - terms with respect to book-entry procedures; and

     - any other material terms of the debt securities not specified in this prospectus. (Section 3.01)

     We may sell the debt securities, including original issue discount securities, at a substantial discount below their principal amount. We may describe special United States federal income tax considerations, if any, applicable to the debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we may describe special United States federal income tax or other considerations, if any, applicable to the debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

FORM, EXCHANGE AND TRANSFER

     Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Registration of transfer or exchange will be effected by the security registrar or the transfer agent, as the case may be, when the security registrar or transfer agent is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. (Section 3.05) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 10.02)

     If debt securities of any series are to be redeemed in part, we will not be required to:

     - issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt security that may be selected for redemption and ending at the close of business on the day of such mailing or

     - register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05)

GLOBAL SECURITIES

     Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be issued in the form of one or more fully registered global securities. We will deposit each global security with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, and register the global security in the name of Cede & Co. or another nominee of DTC. No holder of a debt security initially issued as a global security will be entitled to receive a debt security in certificated form, except as set forth below.

     Except as set forth below, a global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC has advised us as follows:

          (1) DTC is:

          - a limited purpose trust company organized under the laws of the State of New York;

          - a "banking organization" within the meaning of the New York banking law;

          - a member of the Federal Reserve System;

          - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

          - a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

          (2) DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own DTC.

          (3) Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

          (4) Upon issuance of a global security, DTC will credit the accounts of participants designated by any dealers, underwriters or agents participating in the distribution of the debt securities with the respective principal amounts of debt securities beneficially owned by such participants.

          (5) Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. These laws may limit your ability to own, transfer or pledge beneficial interests in a global security.

     As long as DTC's nominee is the registered owner of a global security, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not:

     - be entitled to have any debt securities registered in your name;

     - receive or be entitled to receive physical delivery of any debt securities in definitive form; and

     - be considered the owners or holders of the debt securities under the indenture.

     We will make payment of principal of and premium, if any, and interest on debt securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or premium or interest on, a global security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown in DTC's records. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global security held through those participants, as is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither we, the trustee nor any of our respective agents will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records related to such beneficial ownership interests.

     Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or any nominee of DTC unless:

     - DTC has notified us that it is unwilling or unable to continue as depositary for a global security or has ceased to be qualified to act as depositary as required by the indenture;

     - there shall have occurred and be continuing an event of default with respect to the debt securities represented by a global security; or

     - there shall exist circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

     All securities issued in exchange for a global security or any portion of a global security will be registered in the names as DTC may direct. (Sections
2.04 and 3.05)

     Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the indenture. All payments and deliveries of principal of and any premium, maturity consideration and interest on a global security will be made to DTC or its nominee, as the case may be, as the holder thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the person in whose name the security, or one or more predecessor securities, is registered at the close of business on the Regular Record Date for payment of interest. (Section 3.07)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, maturity consideration and interest on the debt securities of a particular series (other than a global security) will be payable or deliverable at the office of the paying agent or paying agents as we may designate for that purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to the payment as that address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments and deliveries with respect to debt securities of each series. Any other paying agents initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 10.02)

     All consideration paid or delivered to a paying agent for the payment or delivery of the principal of or any premium, maturity consideration or interest on any debt security that remains unclaimed at the end of two years after such principal, premium, maturity consideration or interest has become due and payable or deliverable will be repaid to us, and the holder of the debt security thereafter, as an unsecured general creditor, may look only to us for payment or delivery thereof. (Section 10.03)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of our properties and assets substantially as an entirety to any Person unless:

          (1) either we are the continuing corporation or the Person formed by any consolidation or into which we are merged or the Person that acquires by conveyance, transfer, or lease all or substantially all of our properties and assets shall be:

        - organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

        - shall expressly assume all of our obligations under the debt securities and the indenture;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) we or such Person has delivered to the trustee an officer's certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with the applicable provisions of the indenture.

     Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all of our properties and assets, the successor Person formed by a consolidation, or into which we are merged or the successor Person to which any conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of ours under the debt securities and the indenture with the same effect as if that successor had been named as us therein; and thereafter, except in the case of a lease, we shall be discharged from all obligations and covenants under the debt securities and indenture. (Sections 8.01 and 8.02)

EVENTS OF DEFAULT

     The indenture defines an Event of Default with respect to any series of debt securities as any one of the following events:

          (1) failure to pay any interest on the debt securities of that series when due, continued for 30 days;

          (2) failure to pay any principal of or premium on the debt securities of that series when due whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise;

          (3) failure to deposit any sinking fund payment when due on the debt securities of that series;

          (4) failure to perform or the breach of any other covenant in the indenture applicable to the debt securities of that series, continued for 60 days after written notice as provided in the indenture; or

          (5) certain events involving our bankruptcy, insolvency or reorganization. (Section 5.01)

     If an Event of Default occurs and is continuing with respect to the debt securities of any series, other than an Event of Default referred to in clause
(5) above, either the trustee or the holders of 25% in principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, 25% of the aggregate issue price, of the outstanding debt securities of that series, each series acting as a separate class, may declare the principal of the debt securities of that series, or an other amount or property, as may be provided for in the debt securities of that series, to be due and payable. If an Event of Default described in clause (5) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series, or such other amount or property, as may be provided for in the debt securities of that series, (or, in the case of any original issue discount security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. (Section 5.02). The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, on behalf of all holders of debt securities of the series, waive any past default under the indenture with respect to the debt securities of the series, except a default in the delivery or payment of the maturity consideration or interest on any debt security of the series, and default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. (Section 5.13)

     Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the holders, unless the holders shall have offered to the trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 5.12)

     No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless

          (1) the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series,

          (2) the holders of at least 25% in aggregate principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, have made written request to the trustee to institute a proceeding as trustee,

          (3) the holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and

          (4) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 5.07) However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of delivery or payment of the maturity consideration relating to, or interest on, the debt security on or after the applicable due date specified in the debt security. (Section 5.08)

     We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all known defaults. (Section 10.04)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 13.02 of the indenture, relating to defeasance and discharge of indebtedness, or Section
13.03 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series. (Section 13.01)

  DEFEASANCE AND DISCHARGE

     The indenture provides that, upon our exercise of our option to have
Section 13.02 of the indenture apply to any debt securities, we will be deemed to have been discharged from all obligations with respect to the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold money for payment in trust) upon the deposit in trust for the benefit of the holders of the debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. Defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in any case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)

  DEFEASANCE OF COVENANTS

     The indenture provides that, upon our exercise of our option to have
Section 13.03 of the indenture apply to any debt securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (4) (with respect to restrictive covenants) and under "Events of Default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to the debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and the debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from the Event of Default. In that case, we would remain liable for the payments. (Sections 13.03 and 13.04)

MODIFICATION OF THE INDENTURE

     The indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in the indenture or making other provisions, provided that any action to cure ambiguities or inconsistencies not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect. (Section 9.01)

     Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price, of the outstanding debt securities of each series affected thereby, except that no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

          (1) change the stated maturity of the maturity consideration or any installment of maturity consideration or interest on, any debt security,

          (2) reduce the principal amount of or reduce the amount or change the type of maturity consideration or reduce the rate of interest on, or any premium payable upon the redemption of, or the amount of maturity consideration of an original issue discount security or any other debt security that would be due and deliverable or payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default, of any debt security,

          (3) change the place of payment where, or the coin or currency in which, any maturity consideration or interest on any debt security are deliverable or payable,

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

          (5) reduce the percentage in principal amount or aggregate issue price, as the case may be, of debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

          (6) modify the requirements contained in the indenture for consent to or approval of certain matters except to increase any percentage for a consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security affected thereby. (Section 9.02)

     A supplemental indenture that changes or eliminates any covenant or other provision of the indenture which has been expressly included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of the series with respect to the covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. (Section 9.02)

     The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of the series, waive compliance by us with certain restrictive provisions of the indenture. (Section 10.07)

NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register. (Section 1.07)

TITLE

     We, the trustee and any agent of ours or the trustee's may treat the Person in whose name a debt security is registered as the absolute owner of a debt security for the purpose of making payment and for all other purposes. (Section 3.08)

GOVERNING LAW

     The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

REGARDING THE TRUSTEE

     Citibank, N.A. is the trustee under the indenture. We have other customary banking relationships with Citibank, N.A. in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities:

     - through underwriters or dealers;

     - through agents; or

     - directly to one or more purchasers.

     The distribution of the debt securities may be effected from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     For each series of debt securities, the applicable prospectus supplement will set forth the terms of the offering including:

     - the initial public offering price;

     - the names of any underwriters, dealers or agents;

     - the purchase price of the debt securities;

     - our proceeds from the sale of the debt securities;

     - any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

     - any discounts or concessions allowed or reallowed or repaid to dealers;
       and

     - the securities exchanges on which the securities will be listed, if any.

     If we use underwriters in the sale, they will buy the debt securities for their own account. The underwriters may then resell the debt securities in one or more transactions at a fixed public offering price or at varying prices determined at or after the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

     If we use dealers in the sale, we will sell debt securities to those dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of debt securities in any state that does not permit an offer of these securities.

     Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

     We may authorize underwriters, dealers or agents to solicit offers from certain institutions where the institution contractually agrees to purchase the debt securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     The debt securities will be new issues of securities with no established trading market and unless specified in the applicable prospectus supplement will not be listed on any securities exchange. It has not been established whether the underwriters, if any, of any series of debt securities may make a market in the debt securities they underwrite, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for the debt securities.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the debt securities will be passed upon for us by King & Spalding LLP. Certain legal matters in connection with the debt securities will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in our method of accounting for both derivative instruments and hedging activities and goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 133, as amended, and Statement of Financial Accounting Standards No. 142, respectively), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.